Exhibit 99.1

FOR IMMEDIATE RELEASE:

WESTERN DIGITAL NOTES COURT’S DECISION TO EXTEND TRO

UNTIL COURT ORDERS PRELIMINARY INJUNCTION

SAN JOSE, Calif. — Aug. 4, 2017 — Western Digital Corp. (NASDAQ: WDC) announced following a court hearing today that the Superior Court of California for the County of San Francisco (the “Court”) decided to extend the temporary restraining order (“TRO”) that the Court had granted on July 11, 2017, in favor of Western Digital’s SanDisk subsidiary, pending entry of a preliminary injunction. SanDisk is seeking the preliminary injunction enjoining Toshiba Corporation (“Toshiba”) from prohibiting certain employees from accessing shared databases and from refusing to ship certain engineering wafers and samples to ensure the uninterrupted operations of the JVs.

Western Digital stated:

We are pleased with the success we have had in both the Superior Court of California and the California Court of Appeal and the momentum we have heading into arbitration.

Western Digital remains confident that SanDisk will succeed on the merits of the arbitration requests filed on May 14, 2017 and July 5, 2017, and those cases continue to move forward in the ICC International Court of Arbitration. Furthermore, on July 28, 2017, the Court entered a stipulated order preventing Toshiba from closing any transfer of its JV interests without providing at least 14 days’ advance notice to SanDisk.

About Western Digital

Western Digital is an industry-leading provider of storage technologies and solutions that enable people to create, leverage, experience and preserve data. The company addresses ever-changing market needs by providing a full portfolio of compelling, high-quality storage solutions with customer-focused innovation, high efficiency, flexibility and speed. Our products are marketed under the HGST, SanDisk and WD brands to OEMs, distributors, resellers, cloud infrastructure providers and consumers. Financial and investor information is available on the company’s Investor Relations website at investor.wdc.com.

Western Digital Notes Court’s Decision to Extend TRO Until Court Orders Preliminary Injunction

Forward-Looking Statements

This news release contains certain forward-looking statements, including statements concerning the JVs, SanDisk’s rights under the JV agreements and its actions to protect such rights, and ongoing proceedings with respect to those rights. There are a number of risks and uncertainties that may cause these forward-looking statements to be inaccurate including, among others: uncertainties with respect to the company’s business ventures with Toshiba; volatility in global economic conditions; business conditions and growth in the storage ecosystem; impact of competitive products and pricing; market acceptance and cost of commodity materials and specialized product components; actions by competitors; unexpected advances in competing technologies; our development and introduction of products based on new technologies and expansion into new data storage markets; risks associated with acquisitions, mergers and joint ventures; difficulties or delays in manufacturing; and other risks and uncertainties listed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including the company’s Form 10-Q filed with the SEC on May 8, 2017, to which your attention is directed. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

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Western Digital, WD and SanDisk are registered trademarks or trademarks of Western Digital Corporation or its affiliates in the U.S. and/or other countries. Other trademarks, registered trademarks, and/or service marks, indicated or otherwise, are the property of their respective owners. © 2017 Western Digital Corporation or its affiliates. All rights reserved.

Company Contacts

United States

Media Contact:

Jim Pascoe

408.717.6999

jim.pascoe@wdc.com

Investor Contact:

Bob Blair

949.672.7834

robert.blair@wdc.com

Joele Frank, Wilkinson Brimmer Katcher

Eric Brielmann / Jed Repko / Ed Trissel

415-869-3950 / 212-355-4449

wdcmeda@joelefrank.com

Japan

Media Contacts:

Emi Hatano

090-5765-9730

emi.hatano@sandisk.com

Ashton Consulting

John Sunley / Brendan Jennings

03 5425-7220 / 090—7416-0180 / 050 7576-6190

WDC_JapanPR@ashton.jp